Exhibit 99.1

Knology Reports Continued Growth in Third Quarter 2008

WEST POINT, Ga.--(BUSINESS WIRE)--November 5, 2008--Knology, Inc. (Nasdaq: KNOL):

Third Quarter Highlights:

• Revenue increased to $103.2 million for the third quarter 2008, representing an 11.8% increase compared to the same period one year ago.

• EBITDA, as adjusted, increased to $34.6 million for the third quarter 2008, representing a 20.6% increase compared to the same period in 2007.

• Achieved EBITDA margin of 33.5% for the third quarter, compared to 31.1% in the same period in 2007.

• Free cash flow, defined as EBITDA, as adjusted, less capital expenditures and cash interest, increased to $13.4 million for the third quarter 2008, representing a 42.5% increase compared to the third quarter 2007 and representing 13% of revenue for the third quarter.

• GAAP operating income increased to $9.2 million for the third quarter 2008 and amounted to $25.2 million for the nine months ended September 30, 2008, representing increases of 128% and 118%, respectively, compared with the same periods one year ago.

• Added 4,873 connections during the third quarter, including growth of 3,166 residential connections and growth of 1,707 business connections.

Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the third quarter ended September 30, 2008. Total revenue for the third quarter of 2008 was $103.2 million compared to revenue of $102.1 million for the previous quarter and $92.3 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $34.6 million for the third quarter of 2008. EBITDA, as adjusted, was $33.5 million in the previous quarter and $28.7 million in the third quarter of 2007.

Knology reported a net loss for the third quarter of 2008 of $2.8 million or $(0.08) per share, compared to a net loss of $4.0 million, or $(0.11) per share for the previous quarter and a net income of $1.8 million, or $0.05 per share for the third quarter of 2007. The net income for the third quarter of 2007 included $8.5 million in income from discontinued operations related to the PrairieWave directory business that was sold in September 2007. Excluding the income from discontinued operations, the net loss for the third quarter was $6.7 million, or $(0.19) per share. GAAP operating income for the third quarter of 2008 was $9.2 million, compared to operating income of $7.6 million in the previous quarter and $4.0 million in the third quarter of 2007. GAAP net cash provided by operating activities was $21.0 million in the third quarter of 2008, compared to net cash provided by operating activities of $19.0 million and $22.9 million in the previous quarter and the third quarter of 2007, respectively.

The results reported for the third quarter of 2008 include the results of the January 2008 Graceba acquisition. As this acquisition was closed subsequent to September 30, 2007, the third quarter 2007 results do not include the results of the Graceba transaction.

Total connections increased 4,873 for the third quarter of 2008 to 670,884 as of quarter end. The growth in connections includes an increase of 3,166 residential connections and 1,707 business connections. On a product basis, the gain in connections reflects an increase of 3,732 data or high-speed internet connections, an increase of 1,379 video connections and a decrease of 238 voice connections. Average monthly revenue per connection was $51.51, compared to $48.87 for the third quarter of 2007. Average monthly connection churn was 2.8% in the third quarter of 2008, the same rate of churn achieved in the same period one year ago.

"Our third quarter marketing promotions yielded increased sales productivity during the period and established a solid backlog of connections going into the fourth quarter," said Rodger L. Johnson, Chairman and Chief Executive Officer of Knology, Inc. "We believe our focus on the customer experience, our continued success selling to small and medium sized businesses, and a highly bundled customer profile have helped us manage our churn and continue to grow the business during this soft economic environment." M. Todd Holt, President of Knology, Inc. added, "We are fortunate to have a solid balance sheet and to be generating healthy free cash flow, currently and on a go forward basis. Our current cash balance, free cash flow position and revolver capacity provides significant liquidity to our business. We have no need to tap the capital markets in the near to intermediate term as our debt maturity is scheduled for June 2012. We are focused on delivering shareholder value and believe the company is well positioned in these tough market conditions."

Third Quarter Key Operating Metrics

	Q3	Q3	% Change
	2008	2007	vs. Q3 2007
Marketable Homes Passed	918,093	885,419	3.7%

Connections
Video	231,465	227,810	1.6%

Voice
On-Net	238,292	229,039	4.0%
Off-Net	5,837	6,001	(2.7)%
Total Telephone	244,129	235,040	3.9%

Data
High Speed Data	193,293	173,253	11.6%
Dial-Up	1,997	3,294	(39.4)%
Total Data	195,290	176,547	10.6%

Total On-Net Connections	663,050	630,102	5.2%
Total Connections	670,884	639,397	4.9%

Residential Connections	567,014	551,996	2.7%
Business Connections	103,870	87,401	18.8%

Average Monthly Revenue
Per Connection	$51.51	$48.87
Average Monthly Connection
Churn	2.8%	2.8%

For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

Conference Call and Replay

Knology has scheduled a conference call to discuss the results of the third quarter 2008, which will be broadcast live over the Internet, on Wednesday, November 5, 2008 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology’s Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology’s website at www.knology.com or www.earnings.com for approximately seven days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Wednesday, November 12, by dialing 719-457-0820. You will need to refer to Confirmation I.D. # 4018230.

About Knology

Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast and in the South Dakota region. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include iPlex, which delivers Ethernet connections to an IP-PBX using Session Initiated Protocol (SIP) technology, Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

Information about Forward-Looking Statements

This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. In addition, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2007, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements, except as required by law.

Definitions of Non-GAAP Financial and Operating Measures

We provide financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

In this release, we use the Non-GAAP financial measures EBITDA, as adjusted, and EBITDA margin. EBITDA, as adjusted, is calculated as net income/loss before interest; taxes; depreciation and amortization; non-cash stock option compensation; restructuring expense; capital markets activity; adjustment of interest rate derivative instrument; adjustment of warrants to market; loss on early extinguishment of debt; gain on disposal of discontinued operations; and other expenses. A reconciliation of EBITDA, as adjusted, to net income/loss for the three and nine month periods ended September 30, 2007 and 2008 is attached to this press release. EBITDA margin is calculated as EBITDA, as adjusted, divided by total revenue for the relevant period. EBITDA, as adjusted, is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. EBITDA, as adjusted, eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted, is that it does not reflect income net of interest expense, which is a significant expense because of the debt we have incurred.

In this release, we also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capital expenditures and less cash interest paid, net of cash interest received. A reconciliation of Free Cash Flow to net income/loss for the three and nine months ended September 30, 2007 and 2008 is attached to this press release. The use of Free Cash Flow is important because it allows management, as well as investors and analysts, to assess our ability to make additional investments and meet our debt obligations.

The other operating metrics used in this release include the following:

  Marketable Homes Passed – We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. “Marketable homes passed” are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.
  Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.
  On-net/Off-net connections – All of our video connections are provided over our networks. Our voice and data connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to voice or data connections provided over lines leased from third parties.
  Average Monthly Revenue Per Connection – The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.
  Average Monthly Connection Churn – The Average Monthly Connection Churn is the total number of deactivated connections for a month divided by the average number of connections for that month, expressed as a percentage.

Knology, Inc.
Consolidated Statements of Operations
Unaudited
(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating Revenues:
Video	$43,128	$38,299	$128,462	$107,307
Voice	35,025	31,808	104,276	84,292
Data	23,532	20,900	69,356	57,811
Other	1,531	1,320	4,580	3,490
Total Revenue	103,216	92,327	306,674	252,900

Direct costs	30,910	28,758	92,952	76,786
Selling, general and administrative expenses
	39,332	36,023	117,100	102,303
Depreciation and amortization	23,767	23,276	71,427	61,997
Capital markets activity	0	235	0	235
Operating income	9,207	4,035	25,195	11,579

Interest income	178	206	573	448
Interest expense	(11,776)	(11,101)	(35,442)	(30,349)
Loss on debt extinguishment	0	0	0	(27,375)
Loss on interest rate derivative instrument	0	0	0	(758)
(Loss) gain on adjustment of warrants to market	0	35	0	(338)
Other income (expense), net	(456)	95	(371)	8
Loss from continuing operations	(2,847)	(6,730)	(10,045)	(46,785)
Income from discontinued operations (includes gain on disposal of $8,251)
	0	8,499	0	8,863
Net income (loss)	$(2,847)	$1,769	$(10,045)	$(37,922)

Loss from continuing operations per share	$(0.08)	$(0.19)	$(0.28)	$(1.33)

Income from discontinued operations per share	0.00	0.24	0.00	0.25

Basic and diluted net income (loss) per share	$(0.08)	$0.05	$(0.28)	$(1.08)

Weighted average shares outstanding	35,615,760	35,194,637	35,515,014	35,014,405

Knology, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	9/30/08
ASSETS	(unaudited)	12/31/2007

Current assets:
Cash and cash equivalents	$45,833	$46,448
Restricted cash	905	1,459
Accounts receivable, net	31,992	30,154
Prepaid expenses and other	3,589	2,198
Total current assets	82,319	80,259

Property, plant & equipment, net	392,043	403,476
Investments	2,536	2,536
Debt issuance costs, net	9,151	11,092
Goodwill, intangible assets and other	160,827	104,074

Total assets	$646,876	$601,437

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Current portion of long term debt	$7,309	$6,162
Accounts payable	23,777	26,834
Accrued liabilities	23,972	25,865
Unearned revenue	14,373	14,588
Total current liabilities	69,431	73,449

Long term debt	604,705	549,156
Interest rate hedge instrument	16,371	13,782
Total liabilities	690,507	636,387

Common stock	356	353
Additional paid in capital	593,339	589,389
Accumulated other comprehensive loss	(16,371)	(13,782)
Accumulated deficit	(620,955)	(610,910)
Total stockholders' deficit	(43,631)	(34,950)
Total liabilities and stockholders'
equity	$646,876	$601,437

Knology, Inc.
Reconciliation of EBITDA, As Adjusted and Free Cash Flow to Net Loss
(Unaudited)
(In Thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income/ loss	$(2,847)	$1,769	$(10,045)	$(37,922)

Depreciation and amortization	23,767	23,276	71,427	61,997
Non-cash stock option compensation	1,359	596	3,195	1,591
Restructuring expense	268	302	1,487	518
Capital markets activity	0	235	0	235
Interest expense, net	11,598	10,895	34,869	29,901
Adjustment of interest rate derivative instrument	0	0	0	758
Adjustment of warrants to market	0	(35)	0	338
Loss on early extinguishment of debt	0	0	0	27,375
Gain on disposal of discontinued operations	0	(8,251)	0	(8,251)
Other expense (income)	456	(95)	371	(8)
EBITDA, as adjusted	$34,601	$28,692	$101,304	$76,532
Cash interest paid, net	(10,995)	(6,528)	(32,992)	(21,340)
Capital expenditures	(10,178)	(12,742)	(37,539)	(33,218)
Free cash flow	$13,428	$9,422	$30,773	$21,974

CONTACT:
Knology, Inc.
M. Todd Holt, 706-645-8752
todd.holt@knology.com